EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report, included in this Form 11-K, into the Company's previously filed Registration Statement File Nos. 2-32091, 2-53247, 2-58696, 33-2161, 33-8842, 33-31095, 33-37690, 33-46096, 33-46097, 33-46098, 33-50665, 33-56115, 333-2165, 333-31573, 333-42687 and 333-67391.

ARTHUR ANDERSEN LLP

Indianapolis, Indiana

June 15, 2001